EXHIBIT 1A-11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Members and Board of Directors of Elektros, Inc.

We consent to the inclusion in the Form 1-A/A Offering Statement Under the Securities Act of 1933 of our report dated May 16th, 2025, of the balance sheet and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2024, and 2023.

/S/ Boladale Lawal

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

December 10, 2025